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                                                                  EXHIBIT (l)(2)



                   [Richards, Layton & Finger, PA Letterhead]



                                October 14, 2003



To The Persons Listed on
Exhibit A Attached Hereto

            Re:   Lehman Brothers/First Trust Income Opportunity Fund

Ladies and Gentlemen:

            We have acted as special Delaware counsel for Lehman Brothers/First Trust Income Opportunity Fund, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

            For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

            (a) The Certificate of Trust of the Trust (the "Certificate of Trust"), as filed with the office of the Secretary of State of the State of Delaware (the "Secretary of State") on April 8, 2003, as restated by the Restated Certificate of Trust of the Trust as filed with the office of the Secretary of State on June 25, 2003;

            (b) The Amended and Restated Declaration of Trust of the Trust, dated as of June 19, 2003 (the "Declaration of Trust"), by Kurt A. Locher, not individually but solely as trustee (the "Trustee");

            (c) The Second Amended and Restated By-Laws of the Trust, adopted and effective as of September 23, 2003, specifying in part, the powers preferred and rights of the Preferred Shares (the "By-Laws") (the documents identified in items (b) and (c) being collectively referred to as the "Governing Instrument");
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To The Persons Listed on
Exhibit A Attached Hereto
October 14, 2003
Page 4


            (d) The Unanimous Written Consent in Lieu of a Meeting of the Board of Trustees of the Trust, adopted and effective May 7, 2003, appointing the officers of the Trust, resolving to qualify the Trust to do business in each jurisdiction where necessary, authorizing the filing of a registration statement for the Trust, authorizing the Trust to list Shares (as defined below) on the New York Stock Exchange, approving Investors Bank & Trust as transfer agent and registrar for the Trust, and related matters;

            (e) The Unanimous Written Consent in Lieu of a Meeting of the Board of Trustees of the Trust, adopted and effective June 19, 2003, adopting the Declaration of Trust and By-Laws as the governing instruments of the Trust;

            (f) The Consent of Initial Shareholders, adopted and effective as of June 19, 2003, electing the trustees of the Trust, approving Lehman Brothers Asset Management Inc. to act as investment adviser to the Trust and approving Lincoln Capital Fixed Income Management Company, LLC to act as sub-adviser to the Trust;

            (g) The Resolutions of the Board of Trustees of the Trust, adopted and effective September 23, 2003, establishing a class of preferred shares of undivided beneficial interests in the assets of the Trust, no par value, liquidation preference of $25,000 per share, designated as Money Market Cumulative Preferred Shares (each, a "Preferred Share" and collectively, the "Preferred Shares");

            (h) The Registration Statement on Form N-2 (File Nos. 333-108243 and 811-21342), including a prospectus (the "Prospectus"), relating to the issuance of the Shares, as filed by the Trust with the Securities and Exchange Commission (the "SEC") under the Securities Act of 1933, as amended (the "Securities Act") and the Investment Company Act of 1940, as amended, on August 26, 2003, as amended by pre-Effective Amendment No. 1, filed by the Trust with the SEC on or about October 14, 2003 (the "Registration Statement"); and

            (i) A Certificate of Good Standing for the Trust, dated October 14, 2003, obtained from the Secretary of State.

            Initially capitalized terms used herein and not otherwise defined are used as defined in the Declaration of Trust, except that reference herein to any document shall mean such document as in effect on the date hereof.

            For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (i) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (i) above) that is referred to
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To The Persons Listed on
Exhibit A Attached Hereto
October 14, 2003
Page 4


in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

            With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

            For purposes of this opinion, we have assumed (i) that the Governing Instrument constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Governing Instrument and the Certificate of Trust are in full force and effect and have not been amended,
(ii) except to the extent provided in paragraph 1 below, the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its organization or formation, (iii) the legal capacity of natural persons who are parties to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Share is to be issued by the Trust (collectively, the "Shareholders") of a Share Certificate for such Share and the payment for such Share, in accordance with the Declaration of Trust and the Registration Statement, and (vii) that the Preferred Shares are executed, authenticated, issued and sold to the Shareholders in accordance with the Declaration of Trust and the Registration Statement. We have not participated in the preparation of the Registration Statement or the Prospectus and assume no responsibility for their contents.

            This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder which are currently in effect.

            Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

            1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act, 12 Del. C.Section 3801, et. seq.
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To The Persons Listed on
Exhibit A Attached Hereto
October 14, 2003
Page 4


            2. The Preferred Shares have been duly authorized by the Declaration of Trust and, when executed, authenticated and delivered to and paid for by the purchasers thereof in accordance with the Declaration of Trust and the Registration Statement, will be duly and validly issued and, subject to the qualifications set forth in paragraph 3 below, fully paid and non-assessable undivided beneficial interests in the assets of the Trust

            3. The Shareholders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Shareholders may be obligated to make payments as set forth in the Declaration of Trust.

            We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. We hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus and any supplements thereto. In giving the foregoing consents, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                      Very truly yours,


                                      /s/ Richards, Layton & Finger, PA

DKD/gmh
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                                                                  EXHIBIT (l)(2)


                                    EXHIBIT A


Lehman Brothers/First Income Opportunity Fund